RENTAL SETTLEMENT AGREEMENT

WHEREAS:

1. CanAlaska Uranium Ltd. ("CanAlaska") is a co-signatory with Pacific Northwest Capital Corp. ("PFN") as joint tenants of a real estate lease dated December 1st, 2006 with 607767 B.C., Ltd. for the rental of premises located at 2303 W. 41st Ave, Vancouver, BC (the "Lease"), such Lease having been subsequently transferred in favour of 2303 West 41st Holdings Ltd. upon the sale of the premises by 607767 B.C. Ltd.; and

2. CanAlaska (previously CanAlaska Ventures Ltd.) and PFN have executed a Property Option Agreement dated August 15th, 2003 as to the Glitter Lake property, as amended in subsequent agreements dated April 30th, 2006 and April 1st, 2008

In consideration of the relocation of CanAlaska's operations, CanAlaska and PFN **HEREBY AGREE** as follows:

1. The Property Option Agreement shall be terminate forthwith and CanAlaska shall transfer 100% of its ownership interests in the Glitter Lake property to PFN;

2. CanAlaska shall retain a ½% Net Smelter Return Royalty on the Glitter Lake property, such royalty to be formally registered in the Province of Quebec and which is in addition to the existing 1.5% Net Smelter Return Royalty payable to a third-party; Any Royalty payable to Canalaska will be setup using terms + conditions similar ~~to the Rocky Mountain Forms Agreement~~ as schedule C attached

3. Beginning on March 1st, 2009, PFN shall assume all of CanAlaska's obligations under the Lease and PFN shall further indemnify CanAlaska against any future claims for damages arising from actions taken either by 2303 West 41st Holdings Ltd., any of the other joint tenants, or any third-party with respect to the Lease; ~~and~~ after march 1st 2009 and (HB)

4. As indicated on the attached map and inventory list dated Jan 26th, 2009, CanAlaska shall take ownership of the following equipment:
   a. all telephone handsets which are presently located at workstations occupied by its staff
   b. all printers and plotters presently utilized by its staff
   c. all file cabinets presently containing its corporate files
   d. all computer servers hosting CanAlaska corporate information

5. With the exception of the items identified in Clause 4, all other furniture and equipment shall be retained by PFN and shall remain on the existing premises. (HB)

6. CanAlaska shall, on the date of this agreement, sell its 100% holdings in the shares of "La Nina Developments Ltd." to PFN for the nominal consideration of Cdn$1.00. CanAlaska makes no representations of warranties regarding the financial position or assets of La Nina and PFN shall immediately assume all liabilities of La Nina.

Executed on the 30 day of January, 2009.

FOR AND ON BEHALF OF
CanAlaska Uranium Ltd.

Name:
Title:

FOR AND ON BEHALF OF
Pacific Northwest Capital Corp.

Name: President
Title: Harry Barr


22'-6"
3'-10"
Taryn's Office
New Emergency Exit
4'-4"
Ana
2.
Olga
Dave
4'-3"
10'-9"
4'-4"
spare
HP printer
plotter
HP ml
server
8.
Guy
Brian
Brian
Theresa
Toni
Andrew
Ross
GEO MAP ROOM
3'-0"
3'-0"
Ali
Amir
Grace
spare
Jill
spare
7.
Tradeshow
VP
8.5' x 9.5'
VP
8.5' x 9.5'
5.
6.
6'-3 1/4"
10'-0 1/2"
17'-11"
1'-6"
1'-8"
3'-0"
6'-0"
4'-5"
Peter
Karl
Dell 2900
Power Edge
server

Legend

File cabinets (10)	
Handsets (15)	
Book cases (2)/ Map tables (2)	
Other CVV items	

CanAlaska Uranium Ltd.

Inventory List for
2303 West 41st Avenue
Office

01/26/09

CanAlaska Office Furniture at 2303 West 41st Ave.

Filing Cabinets (10)

1. Global 5 drawer lateral 36x18 grey
2. (old model) 5 drawer lateral 36x18 grey
3. Global 5 drawer lateral 36x18 grey
4. Global 5 drawer lateral 36x18 grey
5. Global 5 drawer lateral 36x18 grey
6. Global 5 drawer lateral 36x18 black
7. (old model) 3 drawer lateral 36x18 grey
8. (old model) 4 drawer 18x28 grey
9. (old model) 4 drawer 18x28 grey
#10. Global 5 drawer lateral 36x18 grey

Handsets (15)

Book cases (2)

5 shelf 36"x12" dark brown

Map tables (2)

1 wooden base
1 metal base

Other CVV items

1.) HP plotter
HP designjet 500
2.) paper cutter for plotter
667-5 140-416 Trim 150-s/b
3.) HP inkjet printer
4.) Thermal printer (for Guy)
Printrex E23E
5.) small HP scanner
HP Scanjet 3670

SCHEDULE "C"

NSR ROYALTY

1. A Royalty shall be payable on Net Sales Revenue, from the Glitter Lake Property calculated and paid in accordance with this Schedule.

2. For the purposes of this Agreement the term "Net Sales Revenues" shall mean the sum of gross sales of all metals extracted and derived from the ore mines from the Property, calculated at the prevailing spot price of gold or silver and other metals as determined by the London PM fix on the day preceding the date of delivery, (or such other authority as agreed from time to time) after deducting therefrom all charges and penalties for smelting and refining and the cost of transportation (to the smelter and thereafter to the mint), insurance premiums, sampling and assaying charges incurred after the metals or concentrates have left the Property and all appropriate mint charges.

3. Within ninety (90) days following the end of each calendar quarter, commencing with the quarter in which the Property is brought into Commercial Production, the Operator shall deliver to the other Party a statement of the Net Sales Revenue for the said calendar quarter, together with payment of the royalty, if any, determined as aforesaid. If the amount of Net Sales Revenue is not ascertainable for a calendar quarter, it shall be estimated as nearly as possible at the time for payment and an adjustment shall be made at the end of each calendar year. Within ninety (90) days following the end of each calendar year, commencing with the year in which the Property is brought into Commercial Production, the Operator shall deliver a statement of the Net Sales Revenue for the year duly certified by an independent Chartered Accountant appointed by the Operator for such purposes. The other Party shall have the right within a period of three (3) months from the receipt of the audited statements to conduct an independent audit at its own cost and expense, the right to review the Operator's books and records relating thereto and an opportunity to discover issues raised with the Operator's auditors.